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                                                                   EXHIBIT 10.4

                          AZURIX CORP. 1999 STOCK PLAN


         This Stock Plan (the "Plan") is hereby established by Azurix Corp., a Delaware corporation (the "Company") and adopted by its Board of Directors as of the 2nd day of February, 1999 (the "Effective Date").

                                    ARTICLE I
                              PURPOSES OF THE PLAN

         1.1 Purposes. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.


                                    ARTICLE 2
                                   DEFINITIONS

         For purposes of this Plan, the following terms shall have the meanings indicated:

         2.1 Administrator. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

         2.2 Affiliate. "Affiliate" shall mean (i) any entity that directly or through one or more intermediaries is controlled by the Company, (ii) any entity in which the Company has a significant equity interest as determined by the Committee, and (iii) as used in Article 8 and in the term "Associate", as the term "affiliate" is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

         2.3 Affiliated Company. "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company or Enron Corp., whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

         2.4 Associate. "Associate" is used to indicate a relationship with a specified person and shall mean (i) any corporation, partnership or other organization to which such specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a Director or officer of the Company or any of its parents or Affiliates, and (iv) any person who is a director or officer of such specified person or any of its parents or Affiliates (other than the Company or any wholly-owned subsidiary of the Company).


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         2.5   Beneficial Owner. "Beneficial Owner" shall be defined by
reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; provided, however, and without limitation, any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any capital stock of the Company at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be the Beneficial Owner of such capital stock.

         2.6   Board. "Board" means the Board of Directors of the Company.

         2.7 Change in Control. "Change in Control" means any of the events or circumstances described in Article 8.

         2.8 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.9 Committee. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

         2.10 Common Stock. "Common Stock" means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

         2.11 Disability. "Disability" means permanent and total disability as defined in the long term disability benefit plan covering employees of the Company, or if a Participant is not covered by such a plan, as determined by the Administrator. The Administrator's determination of a Disability or the absence thereof shall be binding on all interested parties.

         2.12 Effective Date. "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

         2.13 Exercise Price. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

         2.14 Fair Market Value. "Fair Market Value" on any given date means the value or one share of Common Stock, determined as follows:

               (a) If the Common Stock is then listed or admitted to trading on a NASDAQ market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing on the date of valuation on such NASDAQ market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on then the Fair Market Value shall be the closing sale price of the Common Stock on such market system or such exchange on the next preceding day for which a closing sale price is reported.

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                  (b) If the Common Stock is not then listed or admitted to
         trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

                  (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties. If an equity capital contribution is made to the Company, stockholders and Plan Participants will experience a dilution in their shares of Common Stock, Options, or Restricted Stock by the amount of such contribution. An example of such adjustment is given in Section 4.2.

         2.15 Incentive Option. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

         2.16 Incentive Option Agreement. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

         2.17 NASD Dealer. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

         2.18 Nonqualified Option. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section
5.6 below, it shall to that extent constitute a Nonqualified Option.

         2.19 Nonqualified Option Agreement. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

         2.20 Option. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

         2.21 Option Agreement. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

         2.22  Optionee. "Optionee" means a Participant who holds an Option.

         2.23 Participant. "Participant" means an individual or entity that has received a grant of an Option or a grant of Restricted Stock under the Plan, and where permitted under the Plan, includes such person's successors and assigns.

         2.24 Restricted Stock. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

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         2.25  Service Provider. "Service Provider" means a consultant or other person or entity that provides services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.

         2.26 Restricted Stock Agreement. "Restricted Stock Agreement" means the written agreement entered into between the Company and a Participant with respect to a grant of Restricted Stock offered under the Plan.

         2.27 10% Shareholder. "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.


                                    ARTICLE 3
                                   ELIGIBILITY

         3.1 Incentive Options. Officers and other employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

         3.2 Nonqualified Options and Restricted Stock. Officers and other employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive grants of Nonqualified Options or grants of Restricted Stock under the Plan.


                                    ARTICLE 4
                                   PLAN SHARES

         4.1 Shares Subject to the Plan. A total of fifteen percent (15%) of the Company's authorized shares of Common Stock may be issued under the Plan, provided however, at any particular time not more than 15% of the Company's outstanding shares may be issued under the Plan, of which seven and one half percent (7.5%) may be granted in the form of Restricted Stock and options for up to 15 million shares may be granted in the form of Incentive Options, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

         For purposes of this limitation, in the event that (a) all or any portion of any Option or Restricted Stock granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Restricted Stock Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such grant of Restricted Stock, shall again be available for grant or issuance under the Plan.

         4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split,

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combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Restricted Stock Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants. Further, if an equity capital contribution is made to the Company, stockholders and Plan Participants will experience a dilution in their shares of Common Stock, Options, rights to acquire Restricted Stock by the amount of such contribution. For example, if there are 30 million shares of Common Stock outstanding, and the Fair Market Value is $1/share, and an equity contribution of 30 million dollars is made, the total number of shares of Common Stock outstanding would increase to 60 million shares and the per share Fair Market Value would remain $1.


                                    ARTICLE 5
                                     OPTIONS

         5.1 Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Option Agreement may be different from each other Option Agreement.

         5.2 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Option is granted is a 10% Shareholder on the date of grant, the Exercise Price of an Incentive Option shall not be less than 110% of Fair Market Value on the date the Option is granted.

         5.3 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion or the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD

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Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law and acceptable to the Administrator.

         5.4 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted.

         5.5 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times, and subject to such conditions for accelerated vesting, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

         5.6 Annual Limit on Incentive Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

         5.7 Nontransferability of Options. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee; provided, however, that, in the discretion of the Administrator, an Option may be assigned or transferred in any manner which any such option is permitted to be assigned or transferred under the Code.

         5.8 Rights as Shareholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

         5.9 Restrictions on Underlying Shares of Common Stock. Shares of Common Stock issued pursuant to the exercise of an Option may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Option Agreement.

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                                    ARTICLE 6
                                RESTRICTED STOCK

         6.1 Grants of Restricted Stock. A grant of Restricted Stock pursuant to a Restricted Stock Agreement entitles the recipient to acquire shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment and/or the achievement of specified performance goals or objectives, if any.

         6.2 Restricted Stock Agreement. Each Restricted Stock Agreement shall be in such form, and shall set forth the terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Restricted Stock Agreement may be different from each other Restricted Stock Agreement.

         6.3 Rights as a Shareholder. Upon becoming vested in Restricted Stock, a Participant shall have the rights of a shareholder with respect to the Restricted Stock granted pursuant to the Restricted Stock Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth herein and in the Restricted Stock Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested and are no longer subject to any restrictions on transfer in accordance with the terms of the Restricted Stock Agreement.

         6.4 Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Restricted Stock Agreement.

         6.5 Vesting of Restricted Stock. The Restricted Stock Agreement shall specify the date or dates, the performance goals or objectives that must be achieved, if any, and any other conditions on which the Restricted Stock may vest.

         6.6 Dividends. All dividends and distributions, or cash equivalent thereof (whether cash, stock or otherwise), on unvested Restricted Stock shall be withheld from the respective Participant and credited by the Company for the Participant's account. At such time as a Participant becomes vested in a portion of the grant of Restricted Stock, all accumulated credits for dividends and distributions, or cash equivalent thereof attributable to such vested Restricted Stock shall be released to the Participant. Interest shall not be paid on any dividends or distributions or cash equivalent thereof, credited by the Company for the account of a Participant. The Company shall have the option of paying such credits for accumulated dividends or distributions or cash equivalent thereof, in shares of Common Stock of the Company rather than in cash. If payment is made in shares, the conversion to shares shall be at the Fair Market Value. Dividends and distributions, or cash equivalent thereof credited on non-vested Restricted Stock shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable are forfeited.

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         6.7   Nonassignability of Rights. No Participant's right to acquire shares of Restricted Stock shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.


                                    ARTICLE 7
                           ADMINISTRATION OF THE PLAN

         7.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee" or "Administrator"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board.

         7.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options and awards of Restricted Stock shall be granted, the number of shares to be represented by each Option and grant of Restricted Stock and the consideration, if any, to be received by the Company upon the exercise thereof;
(b) to construe and interpret provisions of the Plan and other documents and agreements pertaining to the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Restricted Stock Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Restricted Stock Agreement granted under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Restricted Stock Agreement; (g) to accelerate the vesting of any Option or grant of Restricted Stock; (h) to extend the exercise date of any Option and vesting date of any grant of Restricted Stock; (i) to amend outstanding Option Agreements and Restricted Stock Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Restricted Stock or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

         7.3 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

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                                    ARTICLE 8
                                CHANGE IN CONTROL

         8.1 Change in Control of Enron Corp. If at any time after the date the Plan is adopted when:

(a) if a public offering of Common Stock has not yet occurred, fifty percent (50%) or more of the Directors of the Company have been appointed, directly or indirectly, by Enron Corp., or

(b) if a public offering of Common Stock has occurred, Enron Corp. directly or indirectly owns thirty percent (30%) or more of the capital stock of the Company,

a transaction occurs which is not approved, recommended or supported by a majority of the board of directors of Enron Corp. in actions taken prior to, and with respect to, such transaction in which:

(i) Enron Corp. merges or consolidates with any other entity (other than one of Enron Corp.'s wholly owned subsidiaries) and is not the surviving entity (or survives only as the subsidiary of another person or entity),

(ii) Enron Corp. sells all or substantially all of its assets to any other person or entity,

(iii)    Enron Corp. is dissolved,

(iv) any third person or entity (other than the trustee or committee of any qualified employee benefit plan of Enron Corp.), together with its Affiliates and Associates, shall be, directly or indirectly, the Beneficial Owner of at least thirty percent (30%) of the outstanding capital stock of Enron Corp., or

(v) the individuals who constitute the members of Enron Corp.'s board of directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by Enron Corp.'s stockholders was approved by a vote of at least eighty percent (80%) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Enron Corp. in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (v), considered as though such person were a member of the Incumbent Board, then within (a) ten days of the approval by the stockholders of Enron Corp. of such merger, consolidation, sale of assets or dissolution as described in clause
(i), (ii) or (iii) of this Section 8.1, or (b) thirty (30) days of the occurrence of such change of Beneficial Ownership or Directors as described in clause (iv) or (v) of this Section 8.1, with respect to outstanding grants of Restricted Stock made under Article 6, all such grants of Restricted Stock, irrespective of whether they are then vested, shall be surrendered to the Company by each grantee thereof and such grants shall thereupon be canceled by the Company, and the grantee shall receive a

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cash payment by the Company in an amount equal to the number of Shares subject to the grant of Restricted Stock held by such grantee multiplied by the Fair Market Value of a Share on the date determined by the Administrator (as constituted prior to any change described in clause (iv) or (v)) to be the date of cancellation and surrender of such Options if any such change of Beneficial Ownership or Directors occurs other than pursuant to a tender or exchange offer, whichever is appropriate, and with respect to outstanding grants of Options made under Article 5, all such outstanding Options irrespective of whether they are then exercisable, shall be surrendered (at such time as may be necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if applicable) to the Company by each grantee thereof and such Options shall thereupon be cancelled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the Options held by such grantee multiplied by the difference between (x) and (y) where (y) equals the purchase price per Share covered by the Option, and (x) equals the Fair Market Value of a Share on the date determined by the Administrator (as constituted prior to any change described in clause (iv) or (v)) to be the date of cancellation and surrender of such Options if any such change of Beneficial Ownership or directors occurs other than pursuant to a tender or exchange offer, whichever is appropriate.

         8.2 Change in Control of the Company. If a transaction occurs after the date the Plan is adopted in which:


(a) any person or entity (other than Enron Corp., persons and entities owning through Enron Corp., or the trustee or committee of any qualified employee benefit plan of the Company or Enron Corp., or Marlin Water Trust or Atlantic Water Trust), together with its subsidiaries and Associates, shall be, directly or indirectly, the Beneficial Owner of (i) more than fifty percent (50%) of the outstanding voting stock of the Company at a time before a public offering of Common Stock has occurred, or (ii) at least thirty percent (30%) of the outstanding voting stock of the Company at a time after a public offering of Common Stock has occurred, unless that person or entity, together with its subsidiaries and Associates, first became a Beneficial Owner of thirty percent (30%) or more by acquiring shares of Common Stock directly from the Company,

(b) the Company sells all or substantially all of its assets to any other person or entity,

(c)      the Company is dissolved,

(d) after a public offering of Common Stock has occurred, the Common Stock ceases to be listed or admitted to trading on a NASDAQ market system or a stock exchange, or

(e) after a public offering of Common Stock has occurred, as a result of a transaction that has not been approved, recommended or supported by a majority of the board of directors of the Company in actions taken prior to, and with respect to, such transaction:

         (i) the Company merges or consolidates with any other entity (other than one of the Company's wholly owned subsidiaries) and is not the surviving entity (or survives only as the subsidiary of another person or entity), or

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         (ii)     the individuals who constitute the members of Company's Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date of the public offering whose election or nomination for election by the Company's stockholders was approved by a vote of at least eighty percent (80%) of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board, then within (a) ten days of the approval by the stockholders of the Company of such merger, consolidation, sale of assets or dissolution as described in clause
(b), (c) or (e)(i) of this Section 8.2, (b) thirty (30) days of the occurrence of such change of Beneficial Ownership or Directors as described in clause (a) or (e)(ii) of this Section 8.2 or the cessation of trading or listing as described in clause (d) of this Section 8.2, then with respect to outstanding grants of Restricted Stock made under Article 6, all such grants of Restricted Stock, irrespective of whether they are then vested, shall be surrendered to the Company by each grantee thereof and such grants shall thereupon be canceled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the grant of Restricted Stock held by such grantee multiplied by the Fair Market Value of a Share on the date determined by the Administrator (as constituted prior to any change described in clause (a) or (d)(ii)) to be the date of cancellation and surrender of such Options if any such change of Beneficial Ownership or Directors occurs other than pursuant to a tender or exchange offer, whichever is appropriate, and with respect to outstanding grants of Options made under Article 5, all such outstanding Options, irrespective of whether they are then exercisable, shall be surrendered (at such time as may be necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended) to the Company by each grantee thereof and such Options shall thereupon be canceled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the Options held by such grantee multiplied by the difference between (x) and (y) where (y) equals the purchase price per Share covered by the Option, and (x) equals (1) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (2) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby any such change of Beneficial Ownership or Directors takes place, or (3) the Fair Market Value of a Share on the date determined by the Administrator (as constituted prior to any change described in clause (a) or (d)(ii)) to be the date of cancellation and surrender of such Options if any such change of Beneficial Ownership or Directors occurs other than pursuant to a tender or exchange offer, whichever is appropriate. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 8.2 consists of anything other than cash, the Administrator (as constituted prior to such transaction) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

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                                    ARTICLE 9
                      AMENDMENT AND TERMINATION OF THE PLAN

         9.1 Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Restricted Stock Agreement without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date or its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

         9.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the fifth (5th) anniversary of the Effective Date and no Options or grants of Restricted Stock may be granted under the Plan thereafter, but Option Agreements and Restricted Stock Agreements then outstanding shall continue in effect in accordance with their respective terms and provisions.

         9.3 Employees in Foreign Countries. The Board shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Affiliated Companies may operate to assure the viability of the benefits from grants made to eligible employees employed in such countries and to meet the objectives of the Plan.


                                   ARTICLE 10
                                 TAX WITHHOLDING

         10.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

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

                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

         11.2 No Enlargement or Employee Rights. This Plan is strictly a voluntary undertaking on of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

         11.3 Application of Funds. Any proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements, except as otherwise provided herein, will be used for general corporate purposes.

         11.4 Annual Reports. During the term of this Plan, the Company will furnish to each Participant copies of annual financial reports that the Company distributes generally to its shareholders.

Adopted pursuant to resolution of the Board of Directors of the Company this 2nd day of February, 1999.

AZURIX CORP.




By: /s/ REBECCA P. MARK
   ------------------------------
Title:  Chairman of the Board and
        Chief Executive Officer




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